COLOCATION SUPPORT SERVICES AGREEMENT
                      -------------------------------------

THIS AGREEMENT entered into as of the 17th day of September 1998, by and between Vancouver Telephone Company Limited ("VTC"), a British Columbia corporation, and Crys*tel Telecommunications, Inc(insert full legal name) ("Customer"), a Alberta corporation.

WHEREAS, Customer desires to place certain equipment in certain premises leased by VTC located at Suite 940 - 555 West Hastings Street, Vancouver, B.C., and desires to have certain support services provided for said equipment; and

WHEREAS,  VTC is willing and able to provide such location and support services;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. VTC will provide Customer with access to its premises and to adequate space within the premises as may be necessary for the installation of Customer's equipment as set forth on Schedule "A" which is attached hereto and made part hereof (hereinafter "Equipment").

2. Additional support services which will be provided by VTC in connection with the Equipment shall be as set forth on Schedule "B". Schedule "B" shall also set forth the rates to be charged by VTC for any support services.

3. The initial term of this Agreement shall commence on October 1, 1998 and shall continue for a period of one (1) from that date.

4. Either party may terminate this Agreement at any time during the Term by giving written notice to the other party at least ninety (90) calendar days prior to the effective termination date. In consideration of term discounts and the fact that certain of VTC's expenses are amortized over the term of this Agreement, in the event Customer elects to terminate the Agreement without cause under this paragraph, Customer shall pay, in addition to all other charges accrued through the date of termination, an amount equal to twenty-five percent (25%) of the remaining Fees, set forth on Schedule "B" which would otherwise have been paid through the end of the term by way of liquidated damages.

5. Customer shall also pay a one-time Coordination Fee for the initial access lines, power and installation of rack(s) in connection with the Equipment. Such fees shall be set forth on Schedule "B,'.

6. Customer shall be responsible for all taxes, duties and some other liabilities which may result from this Agreement or any activities hereunder.

7.1 All invoices shall be due and payable in Canadian dollars upon receipt without setoff or counterclaim.

7.2 For value received and as a general and continuing collateral security for the payment of all amounts due hereunder by the Customer, including any unpaid balance thereof, owed to VTC and to secure the performance of the obligations under this Agreement or any related documents, the Customer hereby grants to VTC a security interest in all the Customer's personal property as defined in the Personal Property Security Act, R.S.O. 1990, c.P.l0 listed in Schedule "A" attached hereto and referred to herein as the Equipment, and in the undertaking of the Customer.

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
8.   Customer  shall  be  responsible  for  the  following:

     a) Arrangement for inside delivery of each unit of equipment at Customer's expense.

     b) Installation of the Equipment at VTC's premises and connection of said Equipment to such telecommunication lines and service as Customer elects, at Customer's expense.

     c) Providing one week prior notice of actual delivery and installation dates for Equipment.

     d) Maintenance of its Equipment, except as otherwise provided for herein.

     e) Notifying VTC of any space, power or environmental requirements associated with the installation or operation of its Equipment.

9. In the event Customer is contracting with VTC for support services, VTC shall be responsible only for those services specifically listed on Schedule "B". Further VTC's responsibilities shall be contingent upon Customer's fulfillment of its responsibilities to provide information, Equipment, Parts, Personnel, etc. as may be required.

10. Except as specifically agreed, Customer retains all responsibility for maintenance, repair and monitoring of its Equipment as well as for assuring that the operation of said Equipment and its connections complies with all laws, rues and regulations imposed by any competent authority.

11. Except as otherwise set forth herein, neither party shall be deemed negligent, at fault or liable with respect to the other for any delay, interruption or failure in performance hereunder resulting from fire, flood, water, the elements, explosions, act of God, war, labour disputes or other cause beyond its reasonable control.

12. Except to the extent it may be caused solely by the gross negligence or intentional act of VTC, its agents or employees, Customer shall indemnify VTC, its agents, contractors and employees and shall hold them harmless from and against any and all claims, liability, damage, loss, or expense which may arise as a result of:

     a) The presence of the Equipment or Customer's employees, contractors or agents on VTC's premises;

     b)     The  installation,  operation,  maintenance or removal of Equipment;

     c)     Any  inherent  defects  in  the  Equipment;

     d) Any acts or omissions of Customer, its agents, employees or contractors.

13.1 VTC shall not be liable for damages to Customer's Equipment except to the extent the damage is caused solely by the gross negligence or intentional acts of VTC, its agents or employees. In no event shall VTC's liability exceed the lesser of the replacement value of the Equipment or the cost of repair.

13.2 Without limiting the foregoing, VTC shall not be responsible to the Customer for any damages caused or related to distress levied for rent in arrears, whether lawful or otherwise, over the goods and chattels of the Customer.

13.3 VTC shall in no event whatsoever be liable or responsible in any way for personal injury or death of any employee of the Customer, or any person who may be upon the premises, or for any loss or damage or injury to any property belonging to the Customer or its employees or to any other person while such property is on the premises.

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
14. In no event shall either party be liable to the other for any indirect, incidental, special or consequential damages, including loss of revenue or profits.

15.1 For purposes of facilitating the delivery and installation of Customer's Equipment, VTC shall permit access to its premises to the Customer, its agents, employees and contractors who, in VTC's discretion, do not pose a security risk to the personnel or property of VTC or its other customers. Any persons provided such access shall be accompanied at all times by a representative of VTC. Access shall be provided during normal business hours and upon reasonable advance notice to VTC for after hour access.

15.2     Reasonable  notice  shall  be  deemed to be a minimum of the following:

     a) For installation or removal of equipment or connections, no less than seven (7) days;

     b)     For  routine/preventive  maintenance,  twenty-four  (24)  hours;

     c) In the event of a malfunction causing of loss of service or degraded conditions, VTC shall attempt to provide access as soon after it receives notice as may be practical. Customer will be provided with appropriate telephone numbers for making contact with VTC personnel in the event of such an emergency.

16.1 Throughout the term of this Agreement, Customer shall maintain, at its expense:

     a)     All  risk  property  insurance  covering  the  Equipment;

     b) Comprehensive general liability (including products and completed operations liability and broad form property damage), insurance sufficient in type and amount to fulfill its responsibilities hereunder especially with regard to the indemnification of VTC, its employees and agents. The Customer further agrees that it will pay as additional fees the amount of any increase in insurance premium of any insurance policies held by VTC or any related corporation on the premises if such increase is caused by any additional risk or hazard caused or related to the Equipment.

16.2 Certification of such insurance and proof of payment of current premiums thereon shall be delivered to VTC prior to the delivery of Customer's Equipment hereunder and at any subsequent time upon ten (10) days' written demand by VTC.

17. In the event Customer fails to pay any amount due under this Agreement or fails to provide or maintain the insurance required hereunder, VTC may cancel the Agreement upon ten (10) days' written notice. Upon the delivery of such notice, the Agreement shall terminate upon the date specified unless the default or breach is cured within that time.

18. Upon any other breach of this Agreement by a party, the other party may terminate this Agreement by thirty (30) days' written notice if the breach is not cured within the thirty (30) day period.

19. Upon the termination of this Agreement, Customer shall immediately, at its expense, remove its Equipment from VTC's premises. If Customer fails to do so within ten (10) days of the termination date, VTC may remove the Equipment and store the same at Customer's expense. Any amount owing to VTC due to the expenditures for such removal and storage and any amounts owing hereunder by the Customer at such time including all legal fees or other related costs incurred by VTC to collect same shall bear interest at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law.

20. This Agreement sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior discussions or representations between them with respect thereto. All amendments to this Agreement shall be in writing and executed by both parties.

21. Customer may not assign this Agreement or any of its rights hereunder. The Customer shall not register this Agreement without the written consent of VTC.

22. Any notice required by this Agreement shall be in writing and delivered personally or by confirmed fax message, or by regular or certified mail or express delivery to the address indicated herein for such purpose or at such other address as a party may later advise in writing. All notice shall be deemed effective upon personal delivery or on the date following the regular mail postmark or when received if sent by certified mail or express delivery.

23. The parties designate the following addresses as for the delivery of any notice required hereunder:

          To  VTC:

          Vancouver Telephone Company Limited, attention: President 1035 Cambie Street, Vancouver, BC V68 5L7
          Telephone:  (604)  664-0998     Facsimile:  (604)  664-0997

           To  Customer:

          Crys*tel  Telecommunications,  Inc.  attention  Edward
          Address:  1390  Ottawa  Ave.  Postal  Code  V7T  2145
          Telephone:  (604)  926-5352  Facsimile:  (604)  926-5371

24. This Agreement shall be construed and interpreted in accordance with the laws of the' Province of British Columbia in which this Agreement is executed and the federal laws of Canada applicable therein. The parties attorn to the exclusive jurisdiction of the Province of British Columbia and agree that any action or pr9ceeding brought by either party to enforce this Agreement shall be commenced in that province.

25.     Arbitration.  Any  dispute,  controversy  or  claim  arising  out  of or
        ------------
relating to this Agreement or the breach or termination thereof or any dealings between the Representative, on one hand, and VTC and/or VTC officers, directors, employees or agents, on the other hand, shall be resolved by final and binding arbitration before a single arbitrator under the rules of the British Columbia Arbitration and Mediation Institute (BCAMI) under the provisions of the Commercial Arbitration Act of British Columbia. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement and shall not have authority to award punitive or other non-compensatory damages to either party. In order to provide an expeditious resolution of any dispute, the parties agree that: (i) if the parties have not agreed on an arbitrator within ten (10) days after the date of commencement of the arbitration, the parties hereto agree that the BCAMI shall designate a single arbitrator and that designation shall be final and binding; and (ii) absent extraordinary circumstances, the arbitration hearing shall begin within ninety (90) days from the date of commencement of arbitration, and shall continue each business day thereafter until completed. The award in such arbitration proceeding may be entered in any court specified in Section 20.1. 26. The headings appearing in this Agreement have been used for convenience and reference only and in no way define, limit or enlarge the scope or meaning of this Agreement or of any provision thereof.

27. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.'

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28.     The  parties  hereto  have  requested  and agreed that this Agreement be drafted and executed in the English language. Les parties aux presentes ont demande que le present contrat soit redige dans Ia langue Anglaise.

29. This Agreement shall ensure to the benefit of and be binding upon the Successors and permitted assigns of the parties hereto provided that the Customer shall not assign or transfer this Agreement in whole or in part without the prior written consent of VTC. If consent is given, the assigns will be required to sign a non-disclosure/non-competition agreement.

30. This Agreement together with all referenced attachments constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior agreements, negotiations or proposals, whether written or oral, between the parties. There are no other representations, conditions or warranties, expressed, implied, statutory or otherwise between the parties applicable to the subject matter hereof, except as specifically set forth herein.

 IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year written below, through and by their duly authorized representatives.



VANCOUVER  TELEPHONE  COMPANY  LIMITED

                                            )
                                            )
----------------------------------------    )
Authorized  Signatory               Date    )     S E A L
                                            )
                                            )
----------------------------------------    )
Authorized  Signatory               Date    )



CUSTOMER

                                            )
                                            )
----------------------------------------    )
Authorized  Signatory               Date    )     S E A L
                                            )
                                            )
----------------------------------------    )
Authorized  Signatory               Date    )

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                                  SCHEDULE "A"

                                    EQUIPMENT


EFFECTIVE  DATE  ___________________     TERMINATION  DATE  ___________________

EQUIPMENT  SPECIFICATIONS:

 Equipment Unit       Quantity      Height  Width  Depth       Weight     Power
 --------------       --------      ------  -----  -----       ------     ------


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

                                  SCHEDULE "B"

                             VTC  PRICING  SHEET


SERVICES                                         FEES             FREQUENCY
COORDINATION I INSTALLATION                       $750 - $2,000   One-Time
CARRIER ACCESS                                                            -
T-1 Access                                          $100 (first)  Monthly
T-1 Access                                       $75 (each, 2-5)  Monthly
T-l Access                                        $50 (each, 6+)  Monthly
T-1 Installation                                    $ 200 (each)  One-Time
T-1 Installation                            125 (each, multiple)  One-Time
DSX-DISTRIBUTION
T-l Access                                          $200 (first)  Monthly
T-1 Access                                      $150 (each, 2-5)  Monthly
T-1 Access                                       $100 (each, 6+)  Monthly
T-1 Installation                                     $200 (each)  One-Time
T-1 Installation                            125 (each, multiple)  One-Time
SPACE OPTIONS                                                             -
Space for 19" or 23" Rack or Cabinet                       $300   Monthly
Space for 19" or 23" Secured Cabinet                       $500   Monthly
Dedicated Space - 50 sq.ft.                                $800   Monthly
Each additional 50 sq.ft.                600 (per addt'l SOft2)   Monthly
POWER AND UPS BACKUP                                                      -
A/C or D/C Power                                    $20 per Amp   Monthly
Hourly Backup Charge                                 $2 per Amp   Monthly
MISCELLANEOUS SERVICES                                                    -
24-hour Technical Service and Support  $75 per hour (Normal
                                       Business  Hours) $125
                                       per hour (After  Hours,
                                       minimum 3 hours
                                       charged) Frequency

This quotation is valid for thirty (30) days from the signing of the Agreement. If service does not commence within that time period, revised pricing may be implemented by VTC.